SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM 8-K

                              CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                     SECURITIES EXCHANGE ACT OF 1934



     Date of report (Date of earliest event reported): July 21, 1997



                          CAMDEN PROPERTY TRUST
            (Exact Name of Registrant as Specified in Charter)



     TEXAS                        1-12110                76-6088377
 (State or Other              (Commission File        (I.R.S. Employer
 Jurisdiction of                   Number)         Identification Number)
Incorporation or
 Organization)




        3200 Southwest Freeway, Suite 1500, Houston, Texas  77027
           (Address of Principal Executive Offices) (Zip Code)


   Registrant's telephone number, including area code:  (713) 964-3555



                              Not applicable
      (Former Name or Former Address, if Changed Since Last Report)

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Item 5.   Other Events.

      Camden Property Trust (the "Company") has completed a public offering (the "Offering") of an aggregate 4,830,000 common shares of beneficial interest, par value $0.01 per share (the "Common Shares"), of which 630,000 Common Shares were issued pursuant to the exercise by the Underwriters (as defined below) of their option to purchase additional Common Shares to cover over-allotments. The Offering was underwritten by Donaldson, Lufkin & Jenrette Securities Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") pursuant to an Underwriting Agreement among the Company, Camden Operating, L.P. and the Underwriters dated July 15, 1997.

      Pursuant to a side agreement dated July 15, 1997, Donaldson, Lufkin & Jenrette Securities Corporation agreed to reimburse the Company approximately $600,000 for expenses paid or payable by the Company in connection with the Offering.

Item 7.  Financial Statements, Pro Forma Financial Information and
         Exhibits.

         (c) Exhibits.

              1.1 Underwriting Agreement among the Company, Camden Operating, L.P. and the Underwriters dated July 15, 1997.

             10.1 Agreement between the Company and Donaldson, Lufkin & Jenrette Securities Corporation dated July 15, 1997 relating to the reimbursement of approximately
                   $600,000 in expenses paid or payable by the Company in connection with the Offering.

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                            SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 21, 1997
                                  CAMDEN PROPERTY TRUST



                                   By:  /s/ G. Steven Dawson
                                       -----------------------
                                        G. Steven Dawson
                                        Senior Vice President - Finance,
                                        Chief Financial Officer
                                        and Treasurer

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                         CAMDEN PROPERTY TRUST
                            INDEX TO EXHIBITS


EXHIBIT

 1.1       Underwriting Agreement among the Company, Camden
           Operating, L.P. and the Underwriters dated July 15, 1997.

10.1       Agreement between the Company and Donaldson, Lufkin
           & Jenrette Securities Corporation dated July 15, 1997
           relating to the reimbursement of approximately $600,000 in expenses paid or payable by the Company in connection with the Offering.

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